SCHEDULE 14C INFORMATION

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WISDOMTREE TRUST

380 Madison Avenue, 21st Floor

New York, NY 10017

December 23, 2013

To the Shareholders of the Global Real Return Fund:

On June 12, 2013, the Board of Trustees of WisdomTree Trust approved a new sub-advisory agreement, effective September 26, 2013, between WisdomTree Asset Management, Inc. and Western Asset Management Company, Western Asset Management Company Limited and Western Asset Management Company Pte. Ltd. in Singapore (together, “Western Asset”), pursuant to which Western Asset provides sub-advisory services to the Global Real Return Fund (the “Fund”). Western Asset replaced Mellon Capital Management Corporation as the sub-adviser to the Fund. There will be no increase in fees to the Fund and its shareholders as a result of this approval.

WisdomTree Asset Management, Inc. continues to serve as investment adviser to the Fund.

The next few pages of this package feature more information about Western Asset. Please take a few moments to read them. Call us at 1-866-909-9473 if you have any questions.

On behalf of the Board of Trustees, I thank you for your continued investment in WisdomTree Trust.

Sincerely,

Jonathan Steinberg

President

WISDOMTREE TRUST

INFORMATION STATEMENT

TO SHAREHOLDERS OF THE

GLOBAL REAL RETURN FUND

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

December 23, 2013

The Information Statement is available at www.wisdomtree.com

This document is an Information Statement and is being furnished to shareholders of the Global Real Return Fund (the “Fund”), a series of WisdomTree Trust (the “Trust”), in lieu of a proxy statement pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (the “SEC”). WisdomTree Asset Management, Inc. (the “Adviser”) serves as the investment adviser for the Fund. The exemptive order permits the Adviser and the Board of Trustees of the Trust (the “Board”) to employ unaffiliated sub-advisers, terminate sub-advisers, and modify sub-advisory agreements with unaffiliated sub-advisers without prior approval of the Fund’s shareholders.

The Board reviews advisory and sub-advisory agreements annually. In addition, under the exemptive order, if the Adviser and the Board retain a new sub-adviser, the Trust is required to provide an Information Statement to shareholders of the affected portfolios of the Trust explaining the change.

This Information Statement is being mailed on or about December 23, 2013 to the shareholders of the Fund as of December 5, 2013. The Adviser will pay the expenses of preparing this Information Statement. Certain information on the share ownership of the Fund is set forth in Appendix A.

WE ARE NOT ASKING YOU FOR A PROXY.

PLEASE DO NOT SEND US A PROXY.

Appointment of Western Asset Management Company, Western Asset Management Company Limited and Western Asset Management Company Pte. Ltd. in Singapore as Sub-Advisers to the Global Real Return Fund

At a meeting of the Board held on June 12, 2013 (the “Meeting”), including the trustees of the Trust (each a “Trustee”) who are not “interested persons” of the Trust (“Independent Trustees”), as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), the Board unanimously approved the appointment of Western Asset Management Company (“Western Asset Management”), Western Asset Management Company Limited (“Western Asset London”) and Western Asset Management Company Pte. Ltd. in Singapore (“Western Asset Singapore”) (together, “Western Asset”) to serve as sub-advisers to the Fund. Western Asset replaced Mellon Capital Management Corporation (“Mellon Capital”) as the sub-adviser to the Fund.

No officers or Trustees of the Trust are officers, employees, directors, managers or members of Western Asset. In addition, since the beginning of the Trust’s last fiscal year, no Trustee has had, directly or indirectly, any interest in Western Asset, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, and no Trustee has been a party to a material transaction or material proposed transaction to which Western Asset, any of its parents or subsidiaries or any subsidiaries of a parent of any such entities, was or is to be a party.

Considerations by the Board of Trustees

At the Meeting, the Board, including the Independent Trustees, considered the approval of the investment sub-advisory agreement (the “Agreement”) between the Adviser and Western Asset pursuant to which Western Asset will coordinate the investment and reinvestment of the Fund’s assets. The Agreement replaced the prior amended and restated investment sub-advisory agreement between the Adviser and Mellon Capital, dated January 1, 2013, with respect to the Fund (the “Mellon Agreement”), which was terminated as of the close of business on September 25, 2013. The Board determined that the change in sub-adviser was in the best interests of Fund shareholders due to, among other matters, Western Asset’s prior experience with funds in the WisdomTree fund complex as well as Western Asset’s expertise in active management and its performance track record.

In considering whether to approve the Agreement, the Board considered and discussed information and analysis provided by the Adviser. The Board was assisted in its review by independent legal counsel. In considering the approval of the Agreement, the Board considered all factors that it deemed to be relevant, including those discussed below. The Board did not identify any particular factor as controlling, and each Trustee may have attributed different weights to the various factors.

Nature, Extent and Quality of Services to be Provided. The Board considered the nature, extent and quality of the services to be provided by Western Asset, recognizing Western Asset’s operational capabilities and resources. The Board considered Western Asset’s organization, history and reputation and the qualifications of its personnel, as well as its expertise in providing portfolio management services to other similar investment portfolios. The Board also considered the Adviser’s favorable assessment of the nature and quality of the investment sub-advisory services expected to be provided to the Fund by Western Asset and the Adviser’s recommendation to engage Western Asset.

Investment Performance of Western Asset. Because Western Asset was a newly-appointed investment sub-adviser for the Fund, the Board could not consider Western Asset’s investment performance in managing the Fund’s portfolio as a factor in evaluating the Agreement during the Meeting. The Board discussed the portfolio management personnel and the investment strategies to be employed in management of the Fund’s assets.

Costs of Services to be Provided, Profitability and Economies of Scale. The Board considered the proposed fees to be paid under the Agreement, noting that the fees would be paid by the Adviser, and not the Fund, and thus would not impact the fees paid by the Fund. The Board concluded that the proposed fees payable to Western Asset by the Adviser were reasonable and appropriate. The Board recognized that, because Western Asset’s fee would be paid by the Adviser, and not the Fund, an analysis of profitability and economies of scale was more appropriate in the context of the Board’s consideration of the investment advisory agreement between the Trust and the Adviser. Accordingly, the Board did not consider Western Asset’s profitability to be relevant to its deliberations with respect to approval of the Agreement. The Board considered potential benefits to Western Asset from acting as investment sub-adviser to the Fund.

Conclusion. After consideration of the factors discussed above, the Board, including a majority of the Independent Trustees, determined that the approval of the Agreement was in the best interests of the Fund and approved the Agreement for the Fund.

Information Concerning the Adviser

The Adviser, located at 380 Madison Avenue, 21st Floor, New York, New York 10017, serves as investment adviser to the Fund. The Adviser has served as the investment adviser for the Fund since its inception. The Adviser oversees Western Asset to ensure its compliance with the investment policies and guidelines of the Fund and monitors Western Asset’s adherence to its investment style. For the fiscal year ended August 31, 2013, the Fund paid the Adviser $28,714, or 0.60% of the Fund’s average annual net assets, for investment management services provided to the Fund. The terms of the Fund’s investment advisory agreement with the Adviser are unaffected by the approval of the Agreement. Thus, if the Agreement had been in place during the fiscal year ended August 31, 2013, the Fund would have paid the Adviser the exact same amount in fees.

Description of Western Asset

Each Western Asset sub-adviser is a wholly-owned subsidiary of Legg Mason, Inc. Established in 1971, Western Asset Management has offices located at 385 East Colorado Boulevard, Pasadena, California 91101 and 620 Eighth Avenue, New York, New York 10018 and acts as investment adviser to institutional accounts, such as corporate pension plans, mutual funds and endowment funds. Founded in 1984, Western Asset London has offices located at 10 Exchange Place, Primrose Street, London EC2A 2EN, England. Western Asset Singapore was founded in 2000 and has offices located at 1 George Street #23-01, Singapore 049145. Western Asset

London and Western Asset Singapore provide certain sub-advisory services that relate to currency transactions and investments in non-U.S. dollar-denominated securities and related foreign currency instruments. Each Western Asset office provides services relating to relevant portions of the Fund as appropriate.

Western Asset is responsible for the day-to-day management of the Fund. Western Asset chooses the Fund’s portfolio investments and places orders to buy and sell the Fund’s portfolio investments. Western Asset also serves as sub-adviser to the Fund’s WisdomTree Subsidiary and is responsible for the WisdomTree Subsidiary’s day-to-day management. Western Asset also chooses the WisdomTree Subsidiary’s portfolio investments and places orders to buy and sell its portfolio investments.

Portfolio Management Team

The individual members of the portfolio management team who are primarily responsible for the day-to-day management of the Fund are listed below.

Stephen A. Walsh is Co-Chief Investment Officer of Western Asset. As Co-CIO, Mr. Walsh leads Western Asset’s investment efforts and is responsible for the development and the coordination of firmwide investment strategies. Mr. Walsh has been employed by Western Asset for 22 years where he also served as CIO and Deputy CIO. He received his B.S. from the University of Colorado at Boulder. Mr. Walsh has 32 years of investment experience. It is anticipated that Mr. Walsh will step down as a member of the Fund’s portfolio management team effective on or about March 31, 2014 due to his retirement.

S. Kenneth Leech is Co-Chief Investment Officer of Western Asset. As Co-CIO, Mr. Leech leads Western Asset’s investment efforts and is responsible for the development and the coordination of firmwide investment strategies. Mr. Leech has been employed by Western Asset for 23 years and served as CIO from 1998 through August 2008. He attended the University of Pennsylvania’s Wharton School where he obtained three degrees. Mr. Leech’s 36 year money-management career has emphasized fixed-income strategy and interest rate analysis. It is anticipated that Mr. Leech will assume the responsibility as sole CIO effective on or about March 31, 2014.

Christopher Orndorff, CFA, specializes in alternative strategies at Western Asset. Mr. Orndorff joined Western Asset in 2010 as a Portfolio Manager after serving nearly 20 years as Managing Principal and Executive Committee Member at Payden & Rygel. Mr. Orndorff has attained the CFA designation. He received his B.A. from Miami University and holds an MBA from the University of Chicago’s Graduate School of Business.

Terms of Sub-Advisory Agreement

The mandate for Western Asset to become sub-adviser to the Fund was added by way of Amendment effective September 26, 2013 to the existing Sub-Advisory Agreement with Western Asset dated December 5, 2012. The Agreement, as amended with respect to the Fund will continue in effect for two years from its effective date, unless sooner terminated. The Agreement, as amended with respect to the Fund, will continue in force from year to year thereafter so long as it is specifically approved at least annually in the manner required by the 1940 Act.

The Agreement may be terminated, without payment of any penalty, (i) by a vote of a majority of the Board or by a vote of a majority of outstanding voting securities of the Fund, as defined by the 1940 Act, on not more than 60 days’ prior written notice to Western Asset; (ii) by the Adviser or Western Asset for cause on at least 60 days’ written notice to the other party; and (iii) by the Adviser or Western Asset on at least 120 days’ written notice to the other party prior to any annual renewal term. The Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event that the investment advisory agreement between the Adviser and the Trust, with respect to the Fund, is assigned or terminated for any other reason.

Western Asset is entitled to an annual fee for its investment sub-advisory services to the Fund. All sub-advisory fees are paid by the Adviser and not the Fund. Because the Adviser pays Western Asset out of its own fees received from the Fund, there is no “duplication” of advisory fees paid. The Adviser receives an annual fee of 0.60% of the Fund’s average daily net assets. There will be no increase in advisory fees to the Fund and its shareholders in connection with the appointment of Western Asset as sub-adviser to the Fund.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement is on file with the SEC and is available: (1) in person at the SEC’s Public Reference Room in Washington, D.C. (upon payment of any applicable fees); (2) by mail (Public Reference Section, Securities and Exchange Commission, Washington, DC 20549-1520) or email (publicinfo@sec.gov) (upon payment of any applicable fees); or (3) on the EDGAR Database on the SEC’s internet website (www.sec.gov).

Additional Disclosure Regarding Western Asset

The names and principal occupations of the principal executive officer and the directors of Western Asset are listed below:

Name	Principal Occupation
Western Asset Management
James W. Hirschmann III	Director, President and Chief Executive Officer, Western Asset Management

Jeffery A. Nattans

Director, Western Asset Management

Executive Vice President, Legg Mason, Inc.

Director, Barrett Associates, Inc.

Director, Legg Mason Fund Asset Management, Inc.

Director, Legg Mason Investment Counsel & Trust Company, N.A.

Director, LMOBC, INC.

Director, LMREC

Director, LMREC II

Manager, PCM Holdings II, LLC

Director, Permal Group Limited

Manager, Clearbridge Investments, LLC

Manager, Legg Mason Capital Management, LLC

Manager, Legg Mason Investment Counsel, LLC

Manager, Legg Mason Private Portfolio Group, LLC

Manager, Royce & Associates, LLC

Francis B. Bilson	Director, Western Asset Management Senior Vice President, Legg Mason, Inc. Director, Permal Group Limited Director, Western Asset London Manager, Royce & Associates, LLC

Western Asset London
Michael B. Zelouf	Director and Senior Executive Officer, Western Asset London Director, Western Asset Management Company (UK) Holdings Limited

Charles A. Ruys de Perez

Director, Western Asset London

Secretary, General Counsel and Head of Legal and Compliance, Western Asset Management

Director, Western Asset Japan

Director, Western Asset Singapore

Director, Western Asset Australia

Director, Western Asset Holdings (Australia) Pty Ltd

Western Asset Singapore
Henry H. Hamrock	Head of Singapore Operations, Western Asset Singapore

Charles A. Ruys de Perez

Director, Western Asset Singapore

Director, Western Asset London

Secretary, General Counsel and Head of Legal and Compliance, Western Asset Management

Director, Western Asset Japan

Director, Western Asset Australia

Director, Western Asset Holdings (Australia) Pty Ltd

Alvin Lee Lip Sin	Director and Secretary, Western Asset Singapore

Each of the principal executive officers and directors of Western Asset is located at the applicable office addresses noted above under “Description of Western Asset.”

General Information

The principal executive offices of the Trust and the Adviser are located at 380 Madison Avenue, 21st Floor, New York, New York 10017. The Trust’s administrator, custodian, transfer agent and securities lending agent is The Bank of New York Mellon, which is located at One Wall Street, New York, New York 10286. The Fund’s distributor is ALPS Distributors, Inc., which is located at 1290 Broadway, Suite 1100, Denver, Colorado 80203. Counsel to the Trust is Bingham McCutchen LLP, 2020 K Street, NW, Washington, DC 20006.

Shareholders Sharing the Same Address. As permitted by law, only one copy of this Information Statement may be delivered to shareholders of the Fund who reside at the same address, unless such shareholders have notified the Trust of their desire to receive multiple copies of the shareholder reports, proxy statements and information statements that the Trust sends. If you would like to receive an additional copy, please contact the Trust by writing to WisdomTree Trust, 380 Madison Avenue, 21st Floor, New York, New York 10017, or by calling 1-866-909-9473. The Trust will then promptly deliver, upon request, a separate copy of this Information Statement to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports, proxy statements and information statements in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also send a request as indicated above.

The Trust will furnish, without charge, a copy of the most recent Annual Report and Semi-Annual Report to Shareholders of the Trust upon request. Requests for such reports should be directed to WisdomTree Trust, 380 Madison Avenue, 21st Floor, New York, New York 10017, or by calling 1-866-909-9473, or by accessing our website at www.wisdomtree.com.

APPENDIX A

Shareholders Owning Beneficially or of Record More than 5%

of the Global Real Return Fund

Participant Name	Percentage of Ownership as of December 5, 2013
Charles Schwab & Co. Inc. 2423 E. Lincoln Drive Phoenix, AZ 85016-1215	33.21%

Merrill Lynch, Pierce Fenner & Smith 4804 Dear Lake Drive E Jacksonville, FL 32246	33.12%

Deutsche Bank Securities Inc. 5022 Gate Parkway, Suite 100 Jacksonville, FL 32256	6.66%

As of December 5, 2013, the Trustees and officers of the Trust owned of record, in aggregate, less than 1% of the outstanding shares of the Global Real Return Fund.